UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2016

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

(Address of principal executive offices)

(918) 742-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01              Entry into a Material Definitive Agreement.

As previously disclosed, on or about April 28, 2015, Joshua Keel (“Keel”), an employee of Helmerich & Payne International Drilling Co. (“HPIDC”), filed a petition in the 152nd Judicial Court for Harris County, Texas (Cause No. 2015-24531) against Helmerich & Payne Inc. (“Company”), its subsidiary HPIDC, the operator, and several subcontractors of the operator.  The suit arises from injuries Keel sustained in an accident that occurred while he was working on HPIDC Rig 223 in New Mexico in July of 2014.  Keel alleged that the defendants were negligent and negligent per se, acted recklessly, intentionally, and/or with an utterly wanton disregard for the rights and safety of the plaintiff and was seeking damages well in excess of $100 million.

On September 14, 2016, the parties in the Keel litigation entered into a global settlement agreement, which is subject to court approval, providing for the payment by the Company and its insurers, on behalf of all defendants, of $72 million.  After taking into account amounts to be paid by the Company’s various insurers, the Company estimates that its ultimate exposure will be in the range of $21 to $23 million.  The payment is due on or before December 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2016	HELMERICH & PAYNE, INC.

	By:	/s/Jonathan M. Cinocca
	Name:	Jonathan M. Cinocca
	Title:	Corporate Secretary